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                                                                    EXHIBIT 23.8

                                    Consent

     I, Les J. Kirschbaum, do hereby consent to the inclusion of biographical information about me, including my name, age, positions to be held with Compass International Services Corporation, a Delaware corporation (the "Company") and its subsidiary, my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 3, 1997 which information will appear principally in the section entitled "Management--Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statement.


                                              /s/ Les J. Kirschbaum
                                              ----------------------------------
                                              Les J. Kirschbaum

Dated: October 1, 1997